Exhibit 99.1

Hain Celestial Reports Second Quarter Fiscal Year 2019 Financial Results
Updates Fiscal 2019 Guidance

Lake Success, NY, February 7, 2019 - The Hain Celestial Group, Inc. (Nasdaq: HAIN) (“Hain Celestial” or the “Company”), a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East providing consumers with A Healthier Way of Life™, today reported financial results for the second quarter ended December 31, 2018. The results contained herein are presented with the Hain Pure Protein operating segment being treated as a discontinued operation given the Company’s previously announced decision to divest the business.
“We are creating a new strategic direction to take Hain Celestial to the next level of performance,” commented Mark L. Schiller, Hain Celestial’s President and Chief Executive Officer. “Although we are not satisfied with our near-term performance, we are starting to see sequential improvement in our numbers and are working diligently to restore profitable growth in the United States, while continuing our profit momentum in the United Kingdom and Europe. My team and I have been in similar situations during our previous roles, which gives us confidence in our abilities to execute Hain Celestial’s business transformation. We believe we have a core set of high margin brands, with mainstream potential, competing in fast-growing categories, and we plan to simplify our business in order to focus more resources towards these high potential opportunities to seek to deliver attractive returns to stockholders.”

FINANCIAL HIGHLIGHTS1

Summary of Second Quarter Results from Continuing Operations2

•
Net sales decreased 5% to $584.2 million compared to the prior year period, or a 4% decrease on a constant currency basis. When adjusted for Foreign Exchange and Acquisitions, Divestitures and certain other items, including the Project Terra Stock Keeping Unit (“SKU”) rationalization[3], net sales would have decreased 1% compared to the prior year period.

•
Gross margin of 19.6%, a 210 basis point decrease over the prior year period; adjusted gross margin of 20.3%, a 240 basis point decrease over the prior year period as a result of planned higher trade and promotional investments and increased freight and commodity costs in the United States.

•	Operating loss of $15.4 million compared to operating income of $31.0 million in the prior year period; adjusted operating income of $29.9 million compared to $49.5 million in the prior year period.

•	Net loss of $29.3 million compared to net income of $43.1 million in the prior year period; adjusted net income of $15.0 million compared to $33.6 million in prior year period.

•	EBITDA of $19.2 million compared to $53.3 million in the prior year period; Adjusted EBITDA of $44.9 million compared to $67.7 million in the prior year period.

•	Loss per diluted share of $0.28 compared to earnings per diluted share (“EPS”) of $0.41 in the prior year period; adjusted EPS of $0.14 compared to $0.32 in the prior year period.

1 This press release includes certain non-GAAP financial measures, which are intended to supplement, not substitute for, comparable GAAP financial measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided herein in the tables “Reconciliation of GAAP Results to Non-GAAP Measures".
2 Unless otherwise noted all results included in this press release are from continuing operations.
3 Refer to “Net Sales Growth at Constant Currency and Adjusted for Acquisitions, Divestitures and Other” provided herein.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

SEGMENT HIGHLIGHTS FROM CONTINUING OPERATIONS

Hain Celestial United States
Hain Celestial United States net sales in the second quarter decreased 4% over the prior year period to $259.2 million; when adjusted for Acquisitions, Divestitures and certain other items including the Project Terra SKU rationalization3, net sales would have decreased 1%. The decline in the United States segment was primarily driven by declines in the Pantry and Better-For-You Baby platforms, partially offset by an increase in the Better-For-You Snack platform. United States net sales were also impacted by the previously disclosed strategic decision to no longer support certain lower margin SKUs. Segment operating income in the second quarter was $7.2 million, a 67% decrease from the prior year period, and adjusted operating income was $13.4 million, a 57% decrease over the prior year period, driven primarily by higher planned trade investments to drive future period growth and increased freight and commodity costs.
Hain Celestial United Kingdom
Hain Celestial United Kingdom net sales in the second quarter decreased 5% to $225.3 million over the prior year period, or 1% after adjusting for Foreign Exchange, Acquisitions and Divestitures and certain other items3. The results for the United Kingdom segment reflect an 8% decline in Hain Daniels, or a decline of 4% after adjusting for Foreign Exchange, Acquisitions and Divestitures and certain other items3, primarily driven by declines from the New Covent Garden Soup Co.®, Hartley’s® and Cully & Sully® brands, offset in part by growth in the Linda McCartney® and Sun-Pat® brands. The net sales decrease in the United Kingdom segment was partially offset by 2% growth from Tilda® while Ella’s Kitchen® was relatively flat, or increased 6% and 3%, respectively, after adjusting for Foreign Exchange, Acquisitions and Divestitures and certain other items3. Segment operating income was $14.7 million, an 8% increase over the prior year period, and adjusted operating income was $18.1 million, an increase of 11% over the prior year period.
Rest of World
Rest of World net sales in the second quarter decreased 8% to $99.7 million over the prior year period, or 3% after adjusting for Foreign Exchange, Acquisitions and Divestitures and certain other items3. Net sales for Hain Celestial Canada decreased 12%, or 7% after adjusting for Foreign Exchange, Acquisitions and Divestitures and certain other items3, primarily driven by declines from the Europe’s Best® and Dream® brands and private label sales, offset in part by growth from the Yves Veggie Cuisine®, Live Clean® and Tilda® brands. Net sales for Hain Celestial Europe were relatively flat, or increased 3% on a constant currency basis, primarily driven by strong performance from the Joya® brand and private label sales, offset in part by declines from the Danival®, Lima® and Dream® brands. Net sales for Hain Ventures, formerly known as Cultivate Ventures, decreased 17%, or 14% after adjusting for Foreign Exchange, Acquisitions and Divestitures and certain other items3, primarily driven by declines from the Blueprint®, Westsoy®, SunSpire® and DeBoles® brands, offset in part by growth from the Health Valley® and Yves Veggie Cuisine® brands. Segment operating income in the second quarter was $8.4 million, a $2.2 million decrease over the prior year period. Adjusted operating income was $9.3 million, an 18% decrease over the prior year period.

Hain Pure Protein Discontinued Operations
As previously disclosed on May 5, 2018, the results of operations, financial position and cash flows related to the operations of the Hain Pure Protein business segment have been moved to discontinued operations in the current and prior periods. The Company continues to make substantial progress and expect to complete the divestiture of the Hain Pure Protein operating segment in the coming months. Net sales for Hain Pure Protein in the second quarter were $147.2 million, a decrease of 7% compared to the prior year period. Segment operating loss in the second quarter was $59.6 million and included a $54.9 million pre-tax non-cash impairment charge.

Fiscal Year 2019 Guidance
The Company updated its annual guidance for continuing operations for fiscal year 2019:

•	Total net sales of $2.320 billion to $2.350 billion, a decrease of approximately 4% to 6% as compared to fiscal year 2018.

•	Adjusted EBITDA of $185 million to $200 million, a decrease of approximately 22% to 28% as compared to fiscal year 2018.

•	Adjusted EPS of $0.60 to $0.70, a decrease of approximately 40% to 48% as compared to fiscal year 2018.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

Guidance, where adjusted, is provided on a non-GAAP basis and excludes acquisition-related expenses; integration charges; restructuring charges, start-up costs, consulting fees and other costs associated with Project Terra; costs associated with the CEO Succession Agreement; unrealized net foreign currency gains or losses, accounting review and remediation costs and other non-recurring items that may be incurred during the Company’s fiscal year 2019, which the Company will continue to identify as it reports its future financial results. Guidance also excludes the impact of any future acquisitions and divestitures.

The Company cannot reconcile its expected Adjusted EBITDA to net income or adjusted earnings per diluted share to earnings per diluted share under “Fiscal Year 2019 Guidance” without unreasonable effort because certain items that impact net income and other reconciling metrics are out of the Company’s control and/or cannot be reasonably predicted at this time.

Contact:
James Langrock / Katie Turner
The Hain Celestial Group, Inc.
516-587-5000

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

(unaudited and dollars in thousands)	United States	United Kingdom	Rest of World	Corporate / Other	Total
NET SALES
Net sales - Three months ended 12/31/18	$259,155	$225,338	$99,663	$—	$584,156
Net sales - Three months ended 12/31/17	$270,303	$238,201	$107,728	$—	$616,232
% change - FY'19 net sales vs. FY'18 net sales	(4.1)%	(5.4)%	(7.5)%		(5.2)%

OPERATING INCOME/(LOSS)
Three months ended 12/31/18
Operating income (loss)	$7,180	$14,655	$8,374	$(45,596)	$(15,387)
Non-GAAP adjustments (1)	6,257	3,429	953	34,624	45,263
Adjusted operating income	$13,437	$18,084	$9,327	$(10,972)	$29,876
Operating income (loss) margin	2.8%	6.5%	8.4%		(2.6)%
Adjusted operating income margin	5.2%	8.0%	9.4%		5.1%

Three months ended 12/31/17
Operating income	$21,861	$13,598	$10,535	$(15,029)	$30,965
Non-GAAP adjustments (1)	9,109	2,740	866	5,791	18,506
Adjusted operating income	$30,970	$16,338	$11,401	$(9,238)	$49,471
Operating income margin	8.1%	5.7%	9.8%		5.0%
Adjusted operating income margin	11.5%	6.9%	10.6%		8.0%

(unaudited and dollars in thousands)	United States	United Kingdom	Rest of World	Corporate / Other	Total
NET SALES
Net sales - Six months ended 12/31/18	$503,140	$443,915	$197,934	$—	$1,144,989
Net sales - Six months ended 12/31/17	$533,962	$460,646	$210,843	$—	$1,205,451
% change - FY'19 net sales vs. FY'18 net sales	(5.8)%	(3.6)%	(6.1)%		(5.0)%

OPERATING INCOME/(LOSS)
Six months ended 12/31/18
Operating income (loss)	$9,350	$18,675	$16,210	$(83,726)	$(39,491)
Non-GAAP adjustments (1)	11,737	10,074	2,299	66,120	90,230
Adjusted operating income	$21,087	$28,749	$18,509	$(17,606)	$50,739
Operating income (loss) margin	1.9%	4.2%	8.2%		(3.4)%
Adjusted operating income margin	4.2%	6.5%	9.4%		4.4%

Six months ended 12/31/17
Operating income	$42,722	$23,199	$19,532	$(25,247)	$60,206
Non-GAAP adjustments (1)	11,392	6,075	866	7,047	25,380
Adjusted operating income	$54,114	$29,274	$20,398	$(18,200)	$85,586
Operating income margin	8.0%	5.0%	9.3%		5.0%
Adjusted operating income margin	10.1%	6.4%	9.7%		7.1%
(1) See accompanying table of "Reconciliation of GAAP Results to Non-GAAP Measures"

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

Webcast Presentation
Hain Celestial will host a conference call and webcast today at 8:30 AM Eastern Time to discuss its results and business outlook. Additionally, the Company is scheduled to host an Investor Day on Wednesday, February 27, 2019. These events will be webcast, and any accompanying presentation will be available under the Investor Relations section of the Company’s website at www.hain.com.

About The Hain Celestial Group, Inc.
The Hain Celestial Group (Nasdaq: HAIN), headquartered in Lake Success, NY, is a leading organic and natural products company with operations in North America, Europe, Asia and the Middle East. Hain Celestial participates in many natural categories with well-known brands that include Almond Dream®, Arrowhead Mills®, Bearitos®, Better Bean®, BluePrint®, Casbah®, Celestial Seasonings®, Clarks™, Coconut Dream®, Cully & Sully®, Danival®, DeBoles®, Earth’s Best®, Ella’s Kitchen®, Europe’s Best®, Farmhouse Fare™, Frank Cooper’s®, Gale’s®, Garden of Eatin’®, GG UniqueFiber™, Hain Pure Foods®, Hartley’s®, Health Valley®, Imagine™, Johnson’s Juice Co.™, Joya®, Lima®, Linda McCartney® (under license), MaraNatha®, Mary Berry (under license), Natumi®, New Covent Garden Soup Co.®, Orchard House®, Rice Dream®, Robertson’s®, Rudi’s Gluten-Free Bakery™, Rudi’s Organic Bakery®, Sensible Portions®, Spectrum® Organics, Soy Dream®, Sun-Pat®, Sunripe®, SunSpire®, Terra®, The Greek Gods®, Tilda®, Walnut Acres®, WestSoy®, Yorkshire Provender®, Yves Veggie Cuisine® and William’s™. The Company’s personal care products are marketed under the Alba Botanica®, Avalon Organics®, Earth’s Best®, JASON®, Live Clean® and Queen Helene® brands.

Safe Harbor Statement
Certain statements contained in this press release constitute “forward-looking statements” within the meaning of federal securities laws, including the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictions based on expectations and projections about future events and are not statements of historical fact. You can identify forward-looking statements by the use of forward-looking terminology such as “plan”, “continue”, “expect”, “anticipate”, “intend”, “predict”, “project”, “estimate”, “likely”, “believe”, “might”, “seek”, “may”, “will”, “remain”, “potential”, “can”, “should”, “could”, “future” and similar expressions, or the negative of those expressions, or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of the Company’s strategic initiatives, including Project Terra, the Company’s potential divestiture of its Hain Pure Protein business, the Company’s Guidance for Fiscal Year 2019 and our future performance and results of operations.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of the Company, or industry results, to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements, and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). Such factors, include, among others, the Company’s beliefs or expectations relating to the impact of competitive products, changes to the competitive environment, changes to consumer preferences, our ability to manage our supply chain effectively, changes in raw materials, freight, commodity costs and fuel, consolidation of customers, reliance on independent distributors, general economic and financial market conditions, risks associated with our international sales and operations, our ability to execute and realize cost savings initiatives, including, but not limited to, cost reduction initiatives under Project Terra and SKU rationalization plans, our ability to identify and complete acquisitions or divestitures and integrate acquisitions, the availability of organic and natural ingredients, the reputation of our brands and the other risks detailed from time-to-time in the Company’s reports filed with the United States Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended June 30, 2018, and our quarterly reports. As a result of the foregoing and other factors, the Company cannot provide any assurance regarding future results, levels of activity and achievements of the Company, and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements. All forward-looking statements contained herein apply as of the date hereof or as of the date they were made and, except as required by applicable law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflects changes in underlying assumptions or factors of new methods, future events or other changes.

Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including net sales adjusted for the impact of Foreign Exchange, Acquisitions and Divestitures and certain other items, including SKU

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

rationalization, as applicable in each case, adjusted operating income, adjusted gross margin, adjusted net income, adjusted earnings per diluted share, EBITDA, Adjusted EBITDA and operating free cash flow. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables “Reconciliation of GAAP Results to Non-GAAP Measures” for the three and six months ended December 31, 2018 and 2017 and in the paragraphs below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company’s operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company’s Consolidated Statements of Operations presented in accordance with GAAP.

The Company defines Operating Free Cash Flow as cash provided by or used in operating activities from continuing operations (a GAAP measure) less capital expenditures. The Company views Operating Free Cash Flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments.

For the three and six months ended December 31, 2018 and 2017, Operating Free Cash Flow from continuing operations was calculated as follows:

	Three Months Ended		Six Months Ended
	12/31/2018	12/31/2017	12/31/2018	12/31/2017
	(unaudited and dollars in thousands)
Cash flow provided by (used in) operating activities - continuing operations	$17,240	$29,472	$(1,013)	$28,390
Purchases of property, plant and equipment	(18,992)	(13,451)	(41,539)	(24,685)
Operating Free Cash Flow - continuing operations	$(1,752)	$16,021	$(42,552)	$3,705

The Company’s Operating Free Cash Flow from continuing operations was negative $1.8 million for the three months ended December 31, 2018, a decrease of $17.8 million from the three months ended December 31, 2017. The Company’s Operating Free Cash Flow from continuing operations was negative $42.6 million for the six months ended December 31, 2018, a decrease of $46.3 million from the six months ended December 31, 2017. This decrease resulted primarily from a decrease in net loss adjusted for non-cash charges and increased capital expenditures in the current year, offset in part by cash provided by working capital accounts.

The Company believes presenting net sales at constant currency provides useful information to investors because it provides transparency to underlying performance in the Company’s consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year.

The Company provides net sales adjusted for constant currency, acquisitions and divestitures, and certain other items including SKU rationalization, as applicable in each case, to understand the growth rate of net sales excluding the impact of such items. The Company’s management believes net sales adjusted for such items is useful to investors because it enables them to better understand the growth of our business from period-to-period.

The Company defines EBITDA as net (loss) income from continuing operations (a GAAP measure) before income taxes, net interest expense, depreciation and amortization, equity in net loss (income) of equity-method investees, stock-based compensation expense in connection with the Succession Plan, long-lived asset and intangible impairments and unrealized currency gains and losses. Adjusted EBITDA is defined as EBITDA before acquisition-related expenses, including integration and restructuring charges, and other non-recurring items. The Company’s management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

In addition, management uses these measures for reviewing the financial results of the Company as well as a component of performance-based executive compensation.

For the three and six months ended December 31, 2018 and 2017, EBITDA and Adjusted EBITDA from continuing operations was calculated as follows:

	Three Months Ended		Six Months Ended
	12/31/2018	12/31/2017	12/31/2018	12/31/2017
	(unaudited and dollars in thousands)
Net (loss) income	$(66,501)	$47,103	$(103,926)	$66,949
Net (loss) income from discontinued operations	(37,223)	3,973	(51,547)	5,206
Net (loss) income from continuing operations	$(29,278)	$43,130	$(52,379)	$61,743

Provision (benefit) for income taxes	4,690	(17,690)	(4,793)	(10,206)
Interest expense, net	8,247	5,817	15,416	11,426
Depreciation and amortization	13,722	14,919	28,106	30,066
Equity in net loss (income) of equity-method investees	11	(194)	186	(205)
Stock-based compensation expense	1,774	4,158	1,565	7,322
Stock-based compensation expense in connection with Chief Executive Officer Succession Agreement	117	—	429	—
Long-lived asset and intangibles impairment	19,473	3,449	23,709	3,449
Unrealized currency losses/(gains)	439	(286)	1,029	(3,705)
EBITDA	$19,195	$53,303	$13,268	$99,890

Project Terra costs and other	9,872	4,069	20,205	8,919
Chief Executive Officer Succession Plan expense, net	10,031	—	29,272	—
Accounting review and remediation costs, net of insurance proceeds	920	4,451	4,334	3,093
Warehouse/manufacturing facility start-up costs	1,708	418	6,307	1,155
Plant closure related costs	1,490	700	3,319	700
SKU rationalization	1,530	—	1,530	—
Litigation and related expenses	122	—	691	—
Losses on terminated chilled desserts contract	—	2,143	—	3,615
Co-packer disruption	—	1,567	—	2,740
Regulated packaging change	—	1,007	—	1,007
Adjusted EBITDA	$44,868	$67,658	$78,926	$121,119

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
516-587-5000 • www.hain.com

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(in thousands)

	December 31,	June 30,
	2018	2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$38,158	$106,557
Restricted cash	34,304	—
Accounts receivable, net	240,520	252,708
Inventories	402,724	391,525
Prepaid expenses and other current assets	56,393	59,946
Current assets of discontinued operations	179,327	240,851
Total current assets	951,426	1,051,587

Property, plant and equipment, net	320,036	310,172
Goodwill	1,008,787	1,024,136
Trademarks and other intangible assets, net	473,534	510,387
Investments and joint ventures	19,318	20,725
Other assets	30,390	29,667
Total assets	$2,803,491	$2,946,674

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$209,869	$229,993
Accrued expenses and other current liabilities	159,588	116,001
Current portion of long-term debt	35,566	26,605
Current liabilities of discontinued operations	34,306	49,846
Total current liabilities	439,329	422,445

Long-term debt, less current portion	692,128	687,501
Deferred income taxes	65,245	86,909
Other noncurrent liabilities	15,846	12,770
Total liabilities	1,212,548	1,209,625

Stockholders' equity:
Common stock	1,087	1,084
Additional paid-in capital	1,150,239	1,148,196
Retained earnings	774,405	878,516
Accumulated other comprehensive loss	(225,359)	(184,240)
	1,700,372	1,843,556
Treasury stock	(109,429)	(106,507)
Total stockholders' equity	1,590,943	1,737,049
Total liabilities and stockholders' equity	$2,803,491	$2,946,674

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Operations
(unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
Net sales	$584,156	$616,232	$1,144,989	$1,205,451
Cost of sales	469,883	482,282	931,122	948,113
Gross profit	114,273	133,950	213,867	257,338
Selling, general and administrative expenses	85,387	86,444	167,644	172,525
Amortization of acquired intangibles	3,860	4,572	7,765	9,146
Project Terra costs and other	9,872	4,069	20,205	8,919
Chief Executive Officer Succession Plan expense, net	10,148	—	29,701	—
Accounting review and remediation costs, net of insurance proceeds	920	4,451	4,334	3,093
Long-lived asset and intangibles impairment	19,473	3,449	23,709	3,449
Operating (loss) income	(15,387)	30,965	(39,491)	60,206
Interest and other financing expense, net	8,817	6,479	16,522	12,761
Other expense/(income), net	373	(760)	973	(3,887)
(Loss) income from continuing operations before income taxes and equity in net loss (income) of equity-method investees	(24,577)	25,246	(56,986)	51,332
Provision (benefit) for income taxes	4,690	(17,690)	(4,793)	(10,206)
Equity in net loss (income) of equity-method investees	11	(194)	186	(205)
Net (loss) income from continuing operations	$(29,278)	$43,130	$(52,379)	$61,743
Net (loss) income from discontinued operations, net of tax	(37,223)	3,973	(51,547)	5,206
Net (loss) income	$(66,501)	$47,103	$(103,926)	$66,949

Net (loss) income per common share:
Basic net (loss) income per common share from continuing operations	$(0.28)	$0.42	$(0.50)	$0.59
Basic net (loss) income per common share from discontinued operations	(0.36)	0.04	(0.50)	0.05
Basic net (loss) income per common share	$(0.64)	$0.45	$(1.00)	$0.65

Diluted net (loss) income per common share from continuing operations	$(0.28)	$0.41	$(0.50)	$0.59
Diluted net (loss) income per common share from discontinued operations	(0.36)	0.04	(0.50)	0.05
Diluted net (loss) income per common share	$(0.64)	$0.45	$(1.00)	$0.64

Shares used in the calculation of net (loss) income per common share:
Basic	104,056	103,837	104,009	103,773
Diluted	104,056	104,440	104,009	104,379

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Cash Flows
(unaudited and in thousands)

	Three Months Ended December 31,		Six Months Ended December 31,
	2018	2017	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(66,501)	$47,103	$(103,926)	$66,949
Net (loss) income from discontinued operations	(37,223)	3,973	(51,547)	5,206
Net (loss) income from continuing operations	(29,278)	43,130	(52,379)	61,743

Adjustments to reconcile net (loss) income from continuing operations to net cash provided by (used in) operating activities from continuing operations:
Depreciation and amortization	13,722	14,919	28,106	30,065
Deferred income taxes	(9,514)	(28,171)	(22,790)	(28,808)
Equity in net loss (income) of equity-method investees	11	(194)	186	(205)
Chief Executive Officer Succession Plan expense, net	10,031	—	29,272	—
Stock-based compensation, net	1,891	4,158	1,994	7,322
Long-lived asset and intangibles impairment	19,473	3,449	23,709	3,449
Other non-cash items, net	444	1,299	1,285	(1,760)
Increase (decrease) in cash attributable to changes in operating assets and liabilities:
Accounts receivable	2,226	2,023	6,583	(16,077)
Inventories	6,675	(34,945)	(17,472)	(63,131)
Other current assets	(3,123)	5,133	(1,765)	(3,889)
Other assets and liabilities	4,635	5,312	4,616	5,259
Accounts payable and accrued expenses	47	13,359	(2,358)	34,422
Net cash provided by (used in) operating activities - continuing operations	17,240	29,472	(1,013)	28,390

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(18,992)	(13,451)	(41,539)	(24,685)
Acquisitions of businesses, net of cash acquired	—	(13,064)	—	(13,064)
Other	4,515	—	3,863	—
Net cash used in investing activities - continuing operations	(14,477)	(26,515)	(37,676)	(37,749)

CASH FLOWS FROM FINANCING ACTIVITIES
Borrowings under bank revolving credit facility	80,000	15,000	150,000	35,000
Repayments under bank revolving credit facility	(77,647)	(20,000)	(137,646)	(35,000)
Repayments under term loan	(3,750)	—	(7,500)	—
Funding of discontinued operations entities	11,159	7,511	(3,996)	(12,758)
Borrowings of other debt, net	6,918	5,675	8,627	13,912
Shares withheld for payment of employee payroll taxes	(1,943)	(4,588)	(2,922)	(6,685)
Net cash provided by (used in) financing activities - continuing operations	14,737	3,598	6,563	(5,531)

Effect of exchange rate changes on cash	(909)	706	(1,969)	3,765

CASH FLOWS FROM DISCONTINUED OPERATIONS
Cash provided by (used in) operating activities	14,055	15,392	(1,850)	(2,964)
Cash used in investing activities	(1,296)	(2,662)	(2,931)	(6,342)
Cash (used in) provided by financing activities	(11,206)	(7,562)	3,901	12,655
Net cash flows provided by (used in) discontinued operations	1,553	5,168	(880)	3,349

Net increase (decrease) in cash and cash equivalents	18,144	12,429	(34,975)	(7,776)
Cash and cash equivalents at beginning of period	59,899	126,787	113,018	146,992
Cash and cash equivalents and restricted cash at end of period	$78,043	$139,216	$78,043	$139,216
Less: cash and cash equivalents of discontinued operations	(5,581)	(13,285)	(5,581)	(13,285)
Cash and cash equivalents and restricted cash of continuing operations at end of period	$72,462	$125,931	$72,462	$125,931

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands, except per share amounts)

	Three Months Ended September 30,
	2018 GAAP	Adjustments	2018 Adjusted	2017 GAAP	Adjustments	2017 Adjusted
Net sales	$584,156	—	$584,156	$616,232	—	$616,232
Cost of sales	469,883	(4,294)	465,589	482,282	(5,835)	476,447
Gross profit	114,273	4,294	118,567	133,950	5,835	139,785
Operating expenses (a)	108,720	(20,029)	88,691	94,465	(4,151)	90,314
Project Terra costs and other	9,872	(9,872)	—	4,069	(4,069)	—
Chief Executive Officer Succession Plan expense, net	10,148	(10,148)	—	—	—	—
Accounting review and remediation costs, net of insurance proceeds	920	(920)	—	4,451	(4,451)	—
Operating (loss) income	(15,387)	45,263	29,876	30,965	18,506	49,471
Interest and other expense (income), net (b)	9,190	(439)	8,751	5,719	286	6,005
Provision (benefit) for income taxes	4,690	1,462	6,152	(17,690)	27,751	10,061
Net (loss) income from continuing operations	(29,278)	44,240	14,962	43,130	(9,531)	33,599
Net (loss) income from discontinued operations, net of tax	(37,223)	37,223	—	3,973	(3,973)	—
Net (loss) income	(66,501)	81,463	14,962	47,103	(13,504)	33,599

Diluted net (loss) income per common share from continuing operations	(0.28)	0.43	0.14	0.41	(0.09)	0.32
Diluted net (loss) income per common share from discontinued operations	(0.36)	0.36	—	0.04	(0.04)	—
Diluted net (loss) income per common share	(0.64)	0.78	0.14	0.45	(0.13)	0.32

(a) Operating expenses include amortization of acquired intangibles, selling, general, and administrative expenses and long-lived asset and intangibles impairment.
(b) Interest and other expense (income), net include interest and other financing expense, net and other (income)/expense, net.

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands)

Detail of Adjustments:
	Three Months Ended December 31,
	2018	2017
Warehouse/manufacturing facility start-up costs	$1,708	$418
Plant closure related costs	1,056	700
SKU rationalization	1,530	—
Losses on terminated chilled desserts contract	—	2,143
Co-packer disruption	—	1,567
Regulated packaging change	—	1,007
Cost of sales	4,294	5,835

Gross profit	4,294	5,835

Intangibles impairment	17,900	—
Long-lived asset impairment charge associated with plant closure	1,573	3,449
Litigation and related expenses	122	—
Plant closure related costs	434	—
Stock-based compensation acceleration associated with Board of Directors	—	702
Operating expenses (a)	20,029	4,151

Project Terra costs and other	9,872	4,069
Project Terra costs and other	9,872	4,069

Chief Executive Officer Succession Plan expense, net	10,148	—
Chief Executive Officer Succession Plan expense, net	10,148	—

Accounting review and remediation costs, net of insurance proceeds	920	4,451
Accounting review and remediation costs, net of insurance proceeds	920	4,451

Operating income	45,263	18,506

Unrealized currency losses/(gains)	439	(286)
Interest and other expense (income), net (b)	439	(286)

Income tax related adjustments	(1,462)	(27,751)
Benefit for income taxes	(1,462)	(27,751)

Net income (loss) from continuing operations	$44,240	$(9,531)

(a) Operating expenses include amortization of acquired intangibles, selling, general, and administrative expenses and long-lived asset and intangibles impairment.
(b) Interest and other expense (income), net includes interest and other financing expense, net and other (income)/expense, net.

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands, except per share amounts)

	Six Months Ended December 31,
	2018 GAAP	Adjustments	2018 Adjusted	2017 GAAP	Adjustments	2017 Adjusted
Net sales	$1,144,989	—	$1,144,989	$1,205,451	—	$1,205,451
Cost of sales	931,122	(11,156)	919,966	948,113	(9,217)	938,896
Gross profit	213,867	11,156	225,023	257,338	9,217	266,555
Operating expenses (a)	199,118	(24,834)	174,284	185,120	(4,151)	180,969
Project Terra costs and other	20,205	(20,205)	—	8,919	(8,919)	—
Chief Executive Officer Succession Plan expense, net	29,701	(29,701)	—	—	—	—
Accounting review and remediation costs, net of insurance proceeds	4,334	(4,334)	—	3,093	(3,093)	—
Operating (loss) income	(39,491)	90,230	50,739	60,206	25,380	85,586
Interest and other expense (income), net (b)	17,495	(1,029)	16,466	8,874	3,705	12,579
(Benefit) provision for income taxes	(4,793)	14,241	9,448	(10,206)	28,442	18,236
Net (loss) income from continuing operations	(52,379)	77,018	24,639	61,743	(6,767)	54,976
Net (loss) income from discontinued operations, net of tax	(51,547)	51,547	—	5,206	(5,206)	—
Net (loss) income	(103,926)	128,565	24,639	66,949	(11,973)	54,976

Diluted net (loss) income per common share from continuing operations	(0.50)	0.74	0.24	0.59	(0.06)	0.53
Diluted net (loss) income per common share from discontinued operations	(0.50)	0.50	—	0.05	(0.05)	—
Diluted net (loss) income per common share	(1.00)	1.24	0.24	0.64	(0.11)	0.53

(a) Operating expenses include amortization of acquired intangibles, selling, general, and administrative expenses and long-lived asset and intangibles impairment.
(b) Interest and other expense (income), net include interest and other financing expense, net and other (income)/expense, net.

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(unaudited and in thousands)

Detail of Adjustments:
	Six Months Ended December 31,
	2018	2017
Warehouse/manufacturing facility start-up costs	$6,307	$1,155
Plant closure related costs	3,319	700
SKU rationalization	1,530	—
Losses on terminated chilled desserts contract	—	3,615
Co-packer disruption	—	2,740
Regulated packaging change	—	1,007
Cost of sales	11,156	9,217

Gross profit	11,156	9,217

Intangibles impairment	17,900	—
Long-lived asset impairment charge associated with plant closure	5,809	3,449
Litigation and related expenses	691	—
Plant closure related costs	434	—
Stock-based compensation acceleration associated with Board of Directors	—	702
Operating expenses (a)	24,834	4,151

Project Terra costs and other	20,205	8,919
Project Terra costs and other	20,205	8,919

Chief Executive Officer Succession Plan expense, net	29,701	—
Chief Executive Officer Succession Plan expense, net	29,701	—

Accounting review and remediation costs, net of insurance proceeds	4,334	3,093
Accounting review and remediation costs, net of insurance proceeds	4,334	3,093

Operating income	90,230	25,380

Unrealized currency losses/(gains)	1,029	(3,705)
Interest and other expense (income), net (b)	1,029	(3,705)

Income tax related adjustments	(14,241)	(28,442)
Benefit for income taxes	(14,241)	(28,442)

Net income (loss) from continuing operations	$77,018	$(6,767)

(a) Operating expenses include amortization of acquired intangibles, selling, general, and administrative expenses and long-lived asset and intangibles impairment.
(b) Interest and other expense (income), net includes interest and other financing expense, net and other (income)/expense, net.

THE HAIN CELESTIAL GROUP, INC.
Net Sales Growth at Constant Currency
(unaudited and in thousands)

	Hain Consolidated	United Kingdom	Rest of World
Net sales - Three months ended 12/31/18	$584,156	$225,338	$99,663
Impact of foreign currency exchange	10,193	7,141	3,052
Net sales on a constant currency basis - Three months ended 12/31/18	$594,349	$232,479	$102,715

Net sales - Three months ended 12/31/17	$616,232	$238,201	$107,728
Net sales growth on a constant currency basis	(3.6)%	(2.4)%	(4.7)%

	Hain Consolidated	United Kingdom	Rest of World
Net sales - Six months ended 12/31/18	$1,144,989	$443,915	$197,934
Impact of foreign currency exchange	13,793	8,519	5,275
Net sales on a constant currency basis - Six months ended 12/31/18	$1,158,782	$452,434	$203,209

Net sales - Six months ended 12/31/17	$1,205,451	$460,646	$210,843
Net sales growth on a constant currency basis	(3.9)%	(1.8)%	(3.6)%

THE HAIN CELESTIAL GROUP, INC.
Net Sales Growth at Constant Currency
(unaudited and in thousands)

Net Sales Growth at Constant Currency and Adjusted for Acquisitions, Divestitures and Other

	Hain Consolidated	United States	United Kingdom	Rest of World
Net sales on a constant currency basis - Three months ended 12/31/18	$594,349	$259,155	$232,479	$102,715

Net sales - Three months ended 12/31/17	$616,232	$270,303	$238,201	$107,728
Acquisitions	1,774	—	1,774	—
Castle contract termination	(4,381)	—	(4,381)	—
Project Terra SKU rationalization	(11,051)	(9,708)	—	(1,343)
Net sales on a constant currency basis adjusted for acquisitions, divestitures and other - Three months ended 12/31/17	$602,574	$260,595	$235,594	$106,385
Net sales growth on a constant currency basis adjusted for acquisitions, divestitures and other	(1.4)%	(0.6)%	(1.3)%	(3.4)%

	Tilda	Hain Daniels	Ella's Kitchen	Hain Celestial Europe	Hain Celestial Canada	Hain Ventures
Net sales growth - Three months ended 12/31/18	2.1%	(8.1)%	(0.2)%	(0.4)%	(12.3)%	(16.8)%
Impact of foreign currency exchange	3.6%	2.8%	3.1%	3.2%	3.5%	—%
Impact of acquisitions	—%	(1.0)%	—%	—%	—%	—%
Impact of castle contract termination	—%	2.5%	—%	—%	—%	—%
Impact of Project Terra SKU rationalization	—%	—%	—%	—%	1.8%	2.8%
Net sales on a constant currency basis adjusted for acquisitions, divestitures and other - Three months ended 12/31/18	5.7%	(3.8)%	2.9%	2.8%	(7.0)%	(14.0)%

THE HAIN CELESTIAL GROUP, INC.
Net Sales Growth at Constant Currency
(unaudited and in thousands)

Net Sales Growth at Constant Currency and Adjusted for Acquisitions, Divestitures and Other

	Hain Consolidated	United States	United Kingdom	Rest of World
Net sales on a constant currency basis - Six months ended 12/31/18	$1,158,782	$503,140	$452,434	$203,209

Net sales - Six months ended 12/31/17	$1,205,451	$533,962	$460,646	$210,843
Acquisitions	4,335	—	4,335	—
Castle contract termination	(10,323)	—	(10,323)	—
Project Terra SKU rationalization	(21,889)	(19,414)	—	(2,475)
Net sales on a constant currency basis adjusted for acquisitions, divestitures and other - Six months ended 12/31/17	$1,177,574	$514,548	$454,658	$208,368
Net sales growth on a constant currency basis adjusted for acquisitions, divestitures and other	(1.6)%	(2.2)%	(0.5)%	(2.5)%

	Tilda	Hain Daniels	Ella's Kitchen	Hain Celestial Europe	Hain Celestial Canada	Hain Ventures
Net sales growth - Six months ended 12/31/18	2.8%	(6.3)%	4.0%	(0.2)%	(8.9)%	(17.2)%
Impact of foreign currency exchange	2.5%	1.7%	1.8%	2.2%	3.8%	—%
Impact of acquisitions	—%	(1.2)%	—%	—%	—%	—%
Impact of castle contract termination	—%	3.1%	—%	—%	—%	—%
Impact of Project Terra SKU rationalization	—%	—%	—%	—%	1.5%	2.9%
Net sales on a constant currency basis adjusted for acquisitions, divestitures and other - Six months ended 12/31/18	5.3%	(2.7)%	5.8%	2.0%	(3.6)%	(14.3)%